UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2008

Sport Supply Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15289	22-2795073
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1901 Diplomat Drive, Farmers Branch, Texas		75234
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(972) 484-9484

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On April 29, 2008, Sport Supply Group, Inc. (the "Company") issued a press release announcing the Company’s financial results for the quarter ended March 31, 2008. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 2.02, including the press release attached hereto as Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On April 25, 2008, the Company’s Board of Directors elected Mr. William M. Lockhart to serve on the Board, effective immediately. Mr. Lockhart currently serves as a Principal and Portfolio Manager of Carlson Capital, L.P., which beneficially owns 2,709,600 shares, or approximately 22%, of the Company’s outstanding common stock. Mr. Lockhart is not expected to accept compensation in connection with his service on the Board.

Adoption of Fiscal 2009 Compensation Program for the Named Executive Officers

On April 25, 2008, the Compensation Committee of the Company’s Board of Directors approved a fiscal 2009 comprehensive compensation program for the Company’s named executive officers, based on recommendations from the Company’s independent executive compensation consultant, Mercer Human Resources Consulting ("Mercer"). The compensation plan, as approved, is composed of the following three components:

(1) Base Salary. The named executive officers will receive the following salaries for fiscal 2009:

Adam Blumenfeld, Chairman of the Board and Chief Executive Officer $450,000
Terrence M. Babilla, President, Chief Operating Officer, General Counsel and Secretary $415,000
John Pitts, Chief Financial Officer $275,000
Tevis Martin, Executive Vice President, U.S. Operations $225,000
Kurt Hagen, Executive Vice President, Sales & Marketing $225,000

(2) Annual Bonus. The named executive officers are eligible to receive target fiscal 2009 bonuses at the following percentages of their salaries based on the Company’s attainment of yet to be established performance criteria:

Mr. Blumenfeld 65%
Mr. Babilla 65%
Mr. Pitts 55%
Mr. Martin 40%
Mr. Hagen 40%

The amount of fiscal 2009 bonus actually paid to each named executive officer may be greater or less than his target bonus depending on the Company’s performance and each such officer’s individual performance during fiscal 2009. If an annual bonus is earned, it will be paid as soon as administratively feasible following the Board’s certification of the Company’s fiscal 2009 financials.

(3) Long-Term Incentives. At a future date, the Compensation Committee will award long-term incentives to the named executive officers, 70% of such long-term incentives to be in the form of options to purchase shares of the Company’s common stock and 30% of such long-term incentives to be in the form of restricted shares of the Company’s common stock, each subject to vesting criteria. The exercise price of the options to be awarded will be set on the grant date. The long-term incentives will be awarded at the following percentages of each such named executive officer’s base salary:

Mr. Blumenfeld 150%
Mr. Babilla 140%
Mr. Pitts 75%
Mr. Martin 50%
Mr. Hagen 50%

Certain elements of the long-term incentive component of the fiscal 2009 compensation program, such as an increase in the number of options authorized for grant under the Company’s option plan and the addition of restricted shares as an equity compensation vehicle under the plan, will require approval by the Company’s shareholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release, dated April 29, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sport Supply Group, Inc.

April 29, 2008	By:	John Pitts

Name: John Pitts
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated April 29, 2008